UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):               May 24, 2018 (May 18, 2018)

PGT Innovations, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Officer Agreements

On May 18, 2018, Brent Boydston, the Senior Vice President of Sales for PGT Innovations, Inc. (the "Company") and Robert Keller, the Company's Senior Vice President of Operations  (each, a "Senior Officer") each entered into an Employment Agreement (each, an "Employment Agreement") with the Company. The Senior Officers did not previously have employment agreements with the Company. Each Employment Agreement provides for an annual base salary and benefits provided to each Senior Officer. The amount of annual base salary provided to each Senior Officer pursuant to his Employment Agreement as of the date it was entered into is set forth below.

Officer         Current Annual Base Salary
Brent Boydston        $265,000.00
Robert Keller         $300,000.00

In addition to providing for an annual base salary and employee benefits, each Employment Agreement provides that the Senior Officers are eligible for an annual performance bonus, if and to the extent that the performance metrics or other requirements thereof are achieved, as determined by the Company's Board of Directors.

In the event that (a) a Senior Officer's employment is terminated by the Company without "cause" (as defined in the Employment Agreement) or (b) a Senior Officer terminates his employment for "good reason" (as defined in the Employment Agreement), such Senior Officer is entitled to (1) continuation of his base salary for twelve months after the date of termination; (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination; and (3) a lump sum cash payment equal to 100% of his target "incentive amount" (as defined in the Employment Agreement) payable under the Company's annual incentive plan for the applicable award period.

In the event that a Senior Officer terminates his employment other than for "good reason", the Company will continue to pay that Senior Officer's salary for the shorter of thirty days or the notice period provided by the Senior Officer with respect to his termination.

Under each Employment Agreement, in addition to the benefits otherwise due to a Senior Officer, in the event that a Senior Officer dies, the Company will pay to a Senior Officer's designated beneficiary his base salary for a period of six months.  In the event that a Senior Officer becomes disabled, the Company will pay to a Senior Officer his base salary for a period of twelve months.

Any termination payments are subject to a Senior Officer or his estate providing a customary release to the Company.  Each Employment Agreement also includes customary confidentiality, intellectual property, non-compete and non-disparagement provisions.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements attached hereto as Exhibit 10.1 and 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

	By:	/s/ Brad West
Name: Brad West
Title: Chief Financial Officer and Senior Vice President
Dated: May 24, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Brent Boydston and PGT Innovations, Inc., dated May 18, 2018
10.2	Employment Agreement between Robert Keller and PGT Innovations, Inc., dated May 18, 2018